                                                                    EXHIBIT 10.9


                                WAIVER AGREEMENT

         This Waiver Agreement (this "Agreement") dated as of the 28th day of July, 1995, by and between Centex Real Estate Corporation ("CREC") and 3333 Development Corporation ("3333 Development").

         WHEREAS, 3333 Development is the General Partner and CREC is the sole limited partner of Centex Development Company, L.P. ("CDC"). The Amended and Restated Agreement of Limited Partnership of CDC (the "Partnership Agreement") provides, among other things, that CREC is entitled to receive from CDC an amount equal to 9% per annum cumulative preferred return (the "Preferred Return") on the outstanding difference from time to time between $76 million (the value of the properties initially contributed to CDC by CREC and its predecessors in interest) (the "Capital Contribution") and the aggregate cash distributions previously received by CREC with respect thereto, and payments to return the Capital Contribution;

         WHEREAS, CDC has not made any material payments to CREC to repay the Capital Contribution;

         WHEREAS, CDC has not made any payment of Preferred Return to CREC during the last five fiscal years; and

         WHEREAS, CREC has agreed to (i) reduce the Capital Contribution to be paid by CDC to CREC to $47,260,997 and (ii) waive the payment by CDC of all unpaid Preferred Return through July 31, 1995;

         NOW, THEREFORE, for an in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Capital Contribution to be repaid to CREC by CDC is hereby reduced to $47,260,997.

         2. CREC hereby waives payment of the Preferred Return payable to it by CDC through July 31, 1995. Subject to the provisions of paragraph 1. above, which reduces the amount of the Capital Contribution on which the Preferred Return is calculated, Preferred Return accruing from and after August 1, 1996 shall continue to be due and payable by CDC in accordance with the terms and conditions of the Partnership Agreement.

         3.      The Partnership Agreement is hereby amended to reflect the
foregoing waivers.   Except as specifically modified hereby, all terms,
provisions and conditions of the Partnership Agreement will remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto hereby execute and deliver this Waiver Agreement as of the date first set forth above.



CENTEX REAL ESTATE CORPORATION


By: /s/ Timothy R. Eller
   ------------------------------
Name: Timothy R. Eller
Title:  President

3333 DEVELOPMENT CORPORATION

By: /s/ J. Stephen Bilheimer
   ------------------------------
Name: J. Stephen Bilheimer
Title: President

CENTEX DEVELOPMENT COMPANY, LP

By:  3333 Development Company, General Partner

         By: /s/ J. Stephen Bilheimer
            ------------------------------
         Name: J. Stephen Bilheimer
         Title: President